SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VitalStream Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Consent Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 30, 2005

VitalStream Holdings, Inc.

To the Shareholders of VitalStream Holdings, Inc.:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of VitalStream Holdings, Inc. (the "Company"), which will be held on Thursday, June 30, 2005, at 10 a.m., at the Company's offices, One Jenner, Suite 100, Irvine, California (the "Annual Meeting"), for the following purposes, which are more fully described in the Proxy Statement accompanying this Notice:
(i)

To elect two (2) members of the Board of Directors of the Company to serve until the 2008 Annual Meeting of Shareholders, to serve until their respective successors have been duly elected and qualified;

(ii)	To consider and vote upon a proposal to ratify the appointment of Rose, Snyder & Jacobs as independent auditors of the Company for the fiscal year ending December 31, 2005;

(iii)	To consider and vote upon a proposal to approve the Company's Second Amended and Restated 2001 Stock Incentive Plan; and

(iv)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on May 26, 2005 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote, sign, date, and return the enclosed Proxy as promptly as possible in the enclosed postage-prepaid envelope. Shareholders attending the Annual Meeting may vote in person even if they have returned a Proxy.
BY ORDER OF THE BOARD OF DIRECTORS

Philip N. Kaplan
President and Chief Operating Officer

Dated: May 1, 2005

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

VitalStream Holdings, Inc.
One Jenner, Suite 100
Irvine, California 92618

____________________

PROXY STATEMENT

____________________

For Annual Meeting of Shareholders
June 30, 2005

SOLICITATION OF PROXIES

               This Proxy Statement is being furnished to the shareholders of VitalStream Holdings, Inc., a Nevada corporation ("VitalStream" or the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies from holders of outstanding shares of the Company's common stock (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 23, 2005, at 10 a.m., at the Company's offices, One Jenner, Suite 100, Irvine, California, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about May 27, 2005.

               The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone, facsimile transmission, e-mail or web posting. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Common Stock for the forwarding of solicitation materials to such beneficial owners, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

VOTING

Record Date

               The Board of Directors has fixed the close of business on May 26, 2005 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of April 15, 2005 there were issued and outstanding 60,824,225 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. We do not anticipate any additional issuances of voting securities prior to the Record Date. Accordingly, approximately 60,824,225 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Proxies

               Shares of capital stock that are entitled to be voted at the Annual Meeting and that are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of the two (2) director nominees of the Board of Directors to serve until the 2008 Annual Meeting of Shareholders; (ii) FOR the ratification of the appointment by the Board of Directors of Rose, Snyder & Jacobs to be the independent auditors of the Company for the fiscal year ending December 31, 2005; (iii) FOR the proposal to approve the Company's Second Amended and Restated 2001Stock Incentive Plan; and (iv) in the discretion of the proxy holders as to any matters incident to the conduct of the Annual Meeting.

               A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (1) executing and returning a proxy bearing a later date, (2) filing with the Secretary of the Company, at the address first set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or (3) voting the capital stock covered thereby in person at the Annual Meeting.

Quorum and Required Vote

               Shares representing a majority of the outstanding votes entitled to be cast, represented in person or by properly executed proxy, are required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum.

               In the election of directors to serve until the 2008 Annual Meeting of Shareholders, the two (2) nominees for such position receiving the highest number of votes will be elected. Abstentions and broker non-votes will not have the effect of being considered as votes cast against any nominee for director at the Annual Meeting.

               The ratification of selection of an independent auditor, the approval the Company's Second Amended and Restated 2001 Stock Incentive Plan and any other matter presented for approval by the shareholders generally will be approved, in accordance with Nevada law, if the votes cast in favor of the matter exceed the votes opposing such matter. As a result, abstentions and broker non-votes will not affect the outcome of any such matter.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Directors and Nominees for Election as Directors

             Our Board of Directors is classified into three classes, Class I, Class II and Class III, with each class as nearly equal in number as possible. Our Board of Directors has fixed the number of Directors of the Company at six, two of whom are members of Class I, two of whom are members of Class II, and two of whom are members of Class III. Each class serves three years or until their successors are elected. The terms of the Class I directors, Messrs. Philip Sanderson and Raymond L. Ocampo Jr., will expire in 2007; the terms of the Class II directors, Messrs. Charles Lyons and Salvatore Tirabassi expire in 2005, and the terms of the Class III directors, Messrs. Philip N. Kaplan and Leonard Wanger, will expire in 2006, each as of the date of the annual meeting in such year.

               At the Annual Meeting, the shareholders are electing the Class II directors for a new three-year term expiring in 2008. The nominees of the Board of Directors are the current Class II directors, Charles Lyons and Salvatore Tirabassi. If any of the nominees is unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other person as shall be designated by the present Board of Directors. The two nominees receiving the highest number of votes at the Annual Meeting will be elected. Certain information with respect to each of the existing directors and each nominee for director is set forth below.

Name	Age(1)	Positions	Director Since	Term Expires at Annual Meeting in (2)

Philip N. Kaplan	38	Director, President and Chief Operating Officer	April 2002	2006
Charles Lyons	50	Director	January 2003	2005
Raymond L. Ocampo Jr.	52	Director	April 2004	2007
Philip Sanderson	37	Director	June 2004	2007
Salvatore Tirabassi	33	Director	January 2003	2005
Leonard Wanger	39	Director	April 2002	2006

(1) As of December 31, 2004
(2) Pursuant to the Company's By-Laws, the directors terms expire at the Annual Meeting three years after election or until their successors are elected.

               The following paragraphs set forth certain biographical information about each of the foregoing:

               Philip N. Kaplan has served as President of the Company since November 2004, as Chief Operating Officer and Director of the Company since the merger with VitalStream, Inc. in April 2002, and as Secretary of the Company from April 2002 until November 2004. Prior to the merger, Mr. Kaplan served as Chief Operating Officer, Secretary and a Director of VitalStream, Inc. since its inception in March 2000. Mr. Kaplan was also co-founder of AnaServe, Inc. where he held the position of Senior Vice President, Secretary and Treasurer from its formation in 1995 until its acquisition by Concentric Network Corporation in August 1998. Mr. Kaplan remained employed by Concentric until April 1999. Mr. Kaplan received a Bachelor of Arts degree in Economics with a minor in Russian language from the University of California, Davis.

               Charles Lyons has served as Director of the Company since January 2003. Mr. Lyons is currently Chief Executive Officer/ Partner of Beacon Pictures, a film and television company, and the Chairman of the Board of Directors of RBG Capital Group, a venture capital firm. From September 1990 to November 1999, Mr. Lyons served as the Chairman of the Board of Directors and Chief Executive Officer of Ascent Entertainment Group, an entertainment company which was acquired by AT&T Liberty Media. Ascent was the majority shareholder of On Command Corporation (largest hotel cable company in the world), and was the sole owner of Ascent Network Services (provider of broadcast and network services to the NBC television network), Beacon Communications (filmed entertainment), the National Basketball Association Denver Nuggets, the National Hockey League Colorado Avalanche, and the developer and financier of a $200 Million sports and entertainment facility (the Pepsi Center in downtown Denver, Colorado), and founded Colorado Studios in partnership with Liberty Media Group, the leading Colorado-based production company. From 1982 through 1990 Mr. Lyons held numerous executive positions at Marriott Corporation. Mr. Lyons is a past board member of the National Basketball Association and the National Hockey League. Mr. Lyons is also the founding board member of the Women's National Basketball Association.

               Raymond L. Ocampo Jr., was appointed as a director of the Company in April 2004. Mr. Ocampo has been the President and Chief Executive Officer of Samurai Surfer L.L.C. (consulting and investments) since 2004, and has been a member of the board of directors of the Berkeley Center for Law & Technology (a business and technology program affiliated with a major university) since January 2000 and served as Executive Director from 1996 through 1998. From 1996 through 2004, Mr. Ocampo has been a private investor and consultant, including serving as an expert witness and mediator. Mr. Ocampo was Senior Vice President, General Counsel and Secretary at Oracle Corporation (computer software) from September 1990 until his retirement in November 1996. Mr. Ocampo joined Oracle in July 1986 and held various senior and executive positions with Oracle until retirement. Mr. Ocampo is a member of the boards of directors of PMI Group, Inc, Keynote Systems, Inc., Intraware, Inc. and CytoGenix, Inc. He received his undergraduate degree from U.C.L.A. and his law degree from Boalt Hall School of Law at the University of California, Berkeley.

               Philip Sanderson has served as Director of the Company since June 2004. Mr. Sanderson is currently a general partner of Walden VC, a venture capital firm, since January 1998. Prior to that, Mr Sanderson worked as an investment banker in Robertson Stephens' New Media and Information Services Groups, after having worked in Goldman Sachs' corporate finance group. Mr. Sanderson also has founded and operated three companies in the retail, non-profit, and manufacturing industries. Mr. Sanderson received his Master of Business Administration with Honors from the Harvard Graduate School of Business and earned his Bachelor of Arts in Economics with Honors from Hamilton College.

               Salvatore Tirabassi has served as Director of the Company since the acquisition of Epoch Hosting, Inc. ("Epoch") in January 2003. Mr. Tirabassi is currently a Principal of Dolphin Equity Partners, a venture capital fund. From May 1998 to July 1999, Mr. Tirabassi served as a marketing consultant to Diamond Lane Communications, a telecommunications equipment company; from May 1997 to May 1998, he studied at the University of Pennsylvania; and from December 1993 to April 1997, he served as a marketing consultant to Diefenbach Elkins (Futurebrand). Mr. Tirabassi received a Master of Business Administration degree from the Wharton School of the University of Pennsylvania, a Master of Science degree in Telecommunications and Networking Engineering from the University of Pennsylvania and an AB from Harvard College in philosophy and foreign languages.

               Leonard Wanger has served as Director of the Company since the merger with VitalStream, Inc. in April 2002. Mr. Wanger served as a Director of VitalStream, Inc. from May 2001 until the time of the merger of the Company with VitalStream, Inc. Since June 2002, Mr. Wanger has been a securities analyst at William Harris Investors. Additionally, he has served as an outside advisor to Acorn Funds and Wanger Asset Management, providing analysis on companies in software, computer graphics, and biotechnology. From 1999 until 2002, he served as Director of Engineering for MDL Information Systems (a Reed Elsevier company), a company engaged in drug discovery informatics. He served, commencing in 1995, as Director of Engineering for Interactive Simulations, Inc., a venture-backed start-up providing molecular modeling software for the pharmaceutical industry that was purchased by MDL in 1999. Mr. Wanger has a Bachelor of Science degree in computer science from the University of Iowa and a Masters of Architectural Science from Cornell University.

               No family relationship exists among any of the director nominees and any other directors or officers of the Company.

Annual Meetings, Board Meetings and Committees

               The Company does not have a policy with regard to directors' attendance at annual meetings. Of the six directors in office at the time, two attended the Company's 2004 annual meeting. During the year ended December 31, 2004, our Board of Directors held 13 formal board meetings and met informally on numerous occasions and approved relevant matters by written consent. All incumbent directors other than Charles Lyons attended at least 75% of all board meetings and applicable committee meetings. Mr. Lyons attended less than 75% of all board meetings.

               The Board of Directors does not have a standing nominating committee. The Board of Directors as a whole fulfills such function. As discussed below, the Board of Directors recently appointed a Compensation Committee. Previously, the entire Board of Directors fulfilled such function.

Director Compensation

               Our directors do not receive cash compensation for their service as directors but are reimbursed for certain reasonable expenses incurred in attending Board of Director or committee meetings or incurred otherwise in conjunction with discharging their duties as directors. In addition, directors who are not officers are entitled to receive compensation to the extent that they provide services at rates that would be charged by such directors for such services to arm's length parties. No such amounts were paid to directors of the Company during the year ended December 31, 2004.

               Our directors are also entitled to participate in any stock option plans that we adopt from time to time. The Company granted an option to purchase 200,000 shares of Common Stock to Charles Lyons with a strike price of $0.26 per share; granted an option to purchase 200,000 shares of Common Stock to Raymond L. Ocampo Jr. on April 8, 2004 with a strike price of $1.25 per share; granted an option to purchase 200,000 shares of Common Stock to Philip Sanderson on March 9, 2005 with a strike price of $0.77 per share, and , granted an option to purchase 200,000 shares of Common Stock to Salvatore Tirabassi on March 9, 2005 with a strike price of $0.77 per share. All of the foregoing options vest over three years. No other options to purchase VitalStream Holdings capital stock have been granted to any directors since January 1, 2004.

Audit Committee

               In April 2004, the Board of Directors appointed an Audit Committee consisting of Charles Lyons, Leonard Wanger and Raymond L. Ocampo to begin operating in May 2004. The same individuals continue to serve as members of the Audit Committee in 2005. All members of the Audit Committee are independent according to Nasdaq's listing standards, and the Board of Directors of the Company has determined that the Audit Committee has one member qualifying as an audit committee financial expert, as defined in Item 401(h) of Regulation S-K. The person the Board of Directors has determined is an audit committee financial expert is Leonard Wanger.

               In connection with the appointment of an independent Audit Committee, the Board of Directors adopted a written Audit Committee Charter on April 22, 2004. The Audit Committee oversees the accounting and financial reporting processes of the Company and related audits. This involves, among other tasks, recommending the Company's auditors to its shareholders, pre-approving engagements of the Company's auditors with respect to audit and non-audit services, reviewing the Company's accounting practices and controls and administering the Company's Code of Ethics for Financial Managers and whistleblower policy.

               During 2004, the Audit Committee held four meetings.

Compensation Committee

               In July 2004, the Board of Directors appointed a Compensation Committee consisting of Philip Sanderson, Salvatore Tirabassi and Leonard Wanger. The Board of Directors adopted a written Compensation Committee Charter on September 28, 2004.

               The purposes of the Compensation Committee include discharging the responsibilities delegated to the Board relating to the compensation of certain senior management of the Company and advising the Board on matters related to the Company's compensation and benefit plans, policies and programs that apply to its officers and employees alike. The Committees responsibilities include annually reviewing corporate goals, objectives and performance related to compensation of the Company's executive officers, making recommendations to the Board with respect to new cash-based incentive compensation plans and equity-based compensation plans applicable to officers and other employees of the Company, and overseeing administration of and the approval of grants, options and awards under the Company's Stock Incentive Plan.

               During the 2004 year, the Compensation Committee held two meetings.

Audit Committee Report

               The following is the report of Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2004.

Review with Management

               The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2004 with management.

Review and Discussion with Independent Accountants

               The Audit Committee has also discussed with Rose Snyder & Jacobs, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting. The Audit Committee has also received the written disclosures and the letter from Rose Snyder & Jacobs required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Rose Snyder the matter of its independence.

Conclusion

               Based on the review and discussions described in the preceding paragraphs, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Charles Lyons
Raymond Ocampo Jr.
Leonard Wanger

               The information contained in this Audit Committee Report is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Director Nomination Procedures

               The Company does not have a standing nominating committee or a nominating committee charter. The Board of Directors as a whole, which consists of Philip N. Kaplan, Charles Lyons, Raymond L. Ocampo Jr., Philip Sanderson, Salvatore Tirabassi and Leonard Wanger, identifies and evaluates nominees for election to the Board of Directors. Except for Mr. Kaplan, all members of the Board of Directors are independent according to Nasdaq's listing standards. The Company believes that it is appropriate not to have a standing nominating committee because of the comparatively small size of the Board of Directors. By having the Board of Directors as a whole consider and evaluate nominees, the Board of Directors is able to consider the input of all directors.

               The process employed by the Board of Directors for identifying and evaluating nominees for director is flexible, and the policy of the Board of Directors with respect to identifying and evaluating nominees is based primarily on the directors' subjective weighting of the needs of the Company and the extent to which existing directors and prospective nominees meet those needs. Factors considered by the Board of Directors in the nomination process include judgment, skill, diversity, business and management experience, relationship of work experience and education to the current and proposed lines of business of the Company, the interplay of the candidate's experience with the experience of other directors, the extent to which the candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors and the extent to which the candidate satisfies any objective requirements (such as independence or expertise requirements) applicable to the Board of Directors or any committees of the Board of Directors. Candidates submitted by shareholders in accordance with the policies set forth in the most recent proxy statement delivered to shareholders are considered under the same standards as nominees recommended by other persons. One of the incumbent directors, Salvatore Tirabassi, prior to his appointment to the Board of Directors in 2003 was recommended by the Dolphin Communications Parallel Fund II Netherlands, LP, Dolphin Communications Fund II, LP, Dolphin Communications II, LP and Dolphin Communications, LLC, who beneficially own more than 5% of the outstanding shares of Common Stock. The re-nomination of Mr. Tirabassi upon expiration of his term is required pursuant to an Amended and Restated Investor Rights Agreement dated September 30, 2003, as amended on June 14, 2004, with such shareholders. One of the incumbent directors, Philip Sanderson, prior to his appointment to the Board of Directors in 2004 was recommended by WaldenVC II, L.P., who beneficially owns more than 5% of the outstanding shares of Common Stock. The re-nomination of Mr. Sanderson upon expiration of his term is required pursuant to an Investor Rights Agreement dated June 14, 2004 with such shareholders.

               The Board of Directors will consider director candidates recommended by shareholders. Such recommendations should include the name, age, address, telephone number, principal occupation or employment, background and qualifications of the nominee and the name, address, telephone number and number of shares of Common Stock beneficially owned by the shareholder making the recommendation and should be sent to the Secretary of the Company at the address first set forth above.

               In addition, the Bylaws of the Company permit shareholders to nominate persons for election as directors at annual meetings of shareholders. In order to nominate a person for election of directors:

●

the nominating shareholder must deliver to the Secretary of the Company written notice of such nomination not less than 30 days prior to the date of the annual meeting (provided, in the event that less than 40 days' notice of the date of the meeting is given or made to shareholders, to be timely, a shareholder's notice must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed);

●

the written notice must set forth (a) as to each person whom such shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended (including each such person's written consent to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address of such shareholder as it appears on the Company's books, and (ii) the class and number of shares of the Company capital stock that are beneficially owned by such shareholder.

               No person not nominated by the Board of Directors of the Company shall be eligible for election as a director of the Company unless nominated in accordance with governing provisions of the Bylaws. Nominees submitted by shareholders will be included in the Company's proxy statement and proxy card only to the extent required by governing law and only if required information is submitted to the Company on a timely basis.

Shareholder Communications with the Board of Directors

               Shareholders may send communications to the Board of Directors or to specified individual Directors by mailing such communications to the Secretary of the Company at the address of the Company set forth herein and indicating that such communications are for the Board of Directors or specified individual Directors, as appropriate. All communications received by mail are forwarded to the directors to which they are addressed unless the communications contain information substantially similar to that forwarded by the same shareholder, or an associated shareholder, within the past 90 days or contain content that is threatening, libelous or otherwise inappropriate.

Executive Officers and Key Employees

               In addition to Mr. Kaplan, whose biography is set forth above, certain biographical information is furnished below with respect to the following executive officers and key employees of the Company and its subsidiaries:

Name	Age(1)	Position	Officer Since

Mark Z. Belzowski	46	Chief Financial Officer	May 2004

Patrick Deane	38	Vice President of Operations	October 2003

Michael F. Linos	45	Executive Vice President of Sales & Marketing	August 2003

Arturo Sida	50	Vice President, General Counsel & Secretary	April 2003

Stephen Smith	37	Chief Technical Officer	April 2002

(1) As of December 31, 2004

               Mark Z. Belzowski has served as Chief Financial Officer of the Company since May 17, 2004. Prior to joining the Company, Mr Belzowski was chief financial officer and treasurer at Universal Electronics Inc., a wireless control developer, from May 1998 to January 2004. Prior to that Mr. Belzowski was vice president and controller in the Turner Entertainment Group, a division of Turner Broadcasting Systems from 1994 to 1997. Prior to joining Turner Broadcasting Systems, Mr. Belzowski was vice president and corporate controller at Orion Pictures Corporation from 1988 to 1994 and held various financial positions at Twentieth Century Fox Film Corporation and at Paramount Pictures Corporation. Mr. Belzowski began his career at Ernst & Young, where he was a senior auditor. He is a Certified Public Accountant in the state of California. Mr. Belzowski holds a Bachelor of Arts degree in Accounting from California State University at Fullerton (1981).

               Patrick H. Deane has served as Vice President of Operations of the Company since March 18, 2005. Prior to that, Mr. Deane served as Vice President of Finance since November 2003, and as Controller of VitalStream, Inc., a predecessor of and now a subsidiary of the Company, since January 2001. Prior to joining the Company, Mr. Deane served as Controller of ITB, a Beneventure Capital Portfolio Company from 2000 to 2001. From 1999 through 2000, Mr. Deane served as Controller of MSI, a privately held Internet ticketing software development and sales company. Mr. Deane has a Bachelor of Arts in Business Administration from California State University at Fullerton (1992) and a Masters in Business Administration from the Pepperdine University Graziadio School of Business and Management (2002).

               Michael F. Linos has served as Executive Vice President of Sales and Marketing of the Company since November 2004, and previously as Vice President of Sales from August 2003 to November 2004. Prior to joining the Company, Mr. Linos served as Vice President of Sales in the eBusiness Division and the Enterprise Hosting Division at NTT/Verio from 1999 to 2002. From 1994 through 1998, Mr. Linos served as President and CEO of Affinity Software, a privately held enterprise software development and sales company. Mr. Linos has a Bachelor of Science from the University of Dayton (1981) and a Masters in Business Administration from the Northwestern University Kellogg School of Management (1986).

               Arturo Sida has served as Vice President and General Counsel of the Company since April 2003. Mr. Sida has also served as the Secretary of the Company since November 2004. Mr. Sida served as Assistant Secretary from April 2003 until November 2004. Mr. Sida served as Vice President, Legal and Assistant Secretary of AmerisourceBergen Corporation, a wholesale distributor of pharmaceuticals, from 2001 to late 2002, and as Vice President, Legal and Assistant Secretary of Bergen Brunswig Corporation, a wholesale distributor of pharmaceuticals, from 1998 until its merger in 2001 with AmeriSource Health Corporation to form AmerisourceBergen. Mr. Sida earned a Bachelor of Arts degree from Stanford University (1977) and a Juris Doctor degree from the University of California, Berkeley (1980).

               Stephen Smith has served as Chief Technical Officer of the Company since the merger with VitalStream, Inc. in April 2002. Mr. Smith served as Chief Technical Officer of VitalStream, Inc. from March 2001 until the time of the merger with VitalStream, Inc. Mr. Smith co-founded SiteStream Incorporated in 1999 and served as SiteStream's Senior Vice President of Technology. Mr. Smith served as Chief Technical Officer for AnaServe, Inc. from 1995 until August 1998, when Concentric Networks acquired AnaServe. Mr. Smith holds a certification from Santa Cruz Operation for SCO UNIX and possesses specialized training for Microsoft, Silicon Graphics, Sun Microsystems, Cisco, FORE Systems ATM, Intel, Digital Equipment Corporation, and 3-COM products and services.

Executive Compensation

Summary Compensation Table

               The following table sets forth the aggregate compensation earned during each of 2002, 2003 and 2004 from the Company by the chief executive officer of the Company during 2004 and the four executive officers of the Company as of December 31, 2004, in addition to the chief executive officer, that received the most total compensation during 2004 (the "named executive officers").

Long Term Compensation

		Annual Compensation			Awards		Payouts

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation(1) ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)

Paul S. Summers, CEO and Chairman of the Board	12/31/04 12/31/03 12/31/02	$143,666 154,000 127,000	$72,315(6) -- --	$9,941 8,654 7,465	-- -- --	-- -- --	-- -- --	$171,853 (5) -- --

Philip N. Kaplan, President, Director, Chief Operating Officer	12/31/04 12/31/03 12/31/02	$151,969 149,000 127,000	69,983(6) -- --	$9,941 7,853 6,028	-- -- --	200,000 -- --	-- -- --	-- -- --

Michael Linos, Executive Vice President of Sales and Marketing (2)	12/31/04 12/31/03 12/31/02	$136,772 53,750 --	$60,000(6) -- --	$12,003 3,514 --	-- -- --	325,000 250,000 --	-- -- --	-- -- --

Arturo Sida, Vice President, General counsel and Secretary (3)	12/31/04 12/31/03 12/31/02	$136,772 98,750 --	$27,000(6) 9,000 --	$11,204 5,741 1,673	-- -- --	225,000 325,000 --	-- -- --	-- -- --

Mark Belzowski, Chief Financial Officer and Treasurer (4)	12/31/04 12/31/03 12/31/02	$93,646 -- --	$43,621(6) -- --	$6,414 -- --	-- -- --	450,000 -- --	-- -- --	-- -- --

________________________

(1)	These amounts reflect the benefit to the named executive officer, on a cost basis, of amounts paid for health and dental insurance.
(2)	Mr. Linos commenced employment with the Company in August 2003.
(3)	Mr. Sida commenced employment with the Company in April 2003.
(4)	Mr. Belzowski commenced employment with the Company in May 2004.
(5)

This amount consists of a severance benefit of $157,045 paid out in six monthly installments after Mr. Summers' termination of employment in November 2004, and a lump sum payment of $14,808 to Mr. Summers upon termination of his employment reflecting vested but unused hours of paid time off.

(6)	The bonus amount reflects a bonus paid in January 2005 in respect of the executive's service during the 2004 fiscal year.

Option Grants in Last Fiscal Year

               The following table sets forth certain information with respect to options granted to the named executive officers during the year ended December 31, 2004, to purchase shares of the Common Stock under the Company's 2001 Stock Incentive Plan.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	# of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)

Philip N. Kaplan	200,000	10.28%	$0.52	12/02/09	$28,733	$63,493
Michael F. Linos	25,000	1.29%	0.72	08/13/09	4,973	10,989
Michael F. Linos	300,000	15.42%	0.52	12/02/09	43,100	95,240
Art Sida	75,000	3.86%	0.76	05/27/09	15,748	34,799
Art Sida	150,000	7.71%	0.52	12/02/09	21,550	47,620
Mark Belzowski	300,000	15.42%	0.76	05/27/09	62,992	139,196
Mark Belzowski	150,000	7.71%	0.52	12/02/09	21,550	47,620

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

               The following table sets forth the information concerning the options to purchase the Common Stock exercised by the named executive officers during the year ended December 31, 2004, and the value of unexercised options as of December 31, 2004.

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2004	Value of Unexercised In-the-Money Options/SARs at December 31, 2004

Name	Shares Acquired on Exercise (number)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Paul Summers	0	0	0	0

Philip N. Kaplan	0	0	0 / 200,000	0 / $60,000

Michael Linos	0	0	104,169 / 470,831	$48,959 / $161,041

Arturo Sida	0	0	162,502 / 387,498	$97,001 / $146,499

Mark Belzowski	0	0	0 / 450,000	$0 / $63,000

Executive Employment Agreements, Termination of Employment and Change of Control Arrangements

               All employees are employed pursuant to "at will" employment offer letters, governed according to the terms of our Employee Manual. Additionally, all employees sign a standard Confidentiality and Work Made for Hire Agreement and an Arbitration Agreement prior to becoming employees. Employee stock option agreements are governed according to the terms of our 2001 Stock Incentive Plan.

               On October 18, 2002, our Board of Directors approved employment agreements with Paul Summers, the Company's former Chief Executive Officer, and Philip N. Kaplan, current President and Chief Operating Officer of the Company, pursuant to which these executive officers received their previously authorized annual salary of $120,000, subject to adjustment as set forth below, and a termination benefit of one year's salary for Messrs. Summers and Kaplan unless terminated for cause. Pursuant to the terms of those agreements, on October 1, 2003, the salaries of Messrs. Summers and Kaplan were increased to, respectively, $155,000 and $150,000, retroactive to January 1, 2003. The employment agreements permit the salaries of executives to increase, but not to decrease once such an increase is in effect. Additionally, Messrs. Summers and Kaplan could earn at the end of each fiscal year an annual bonus of up to 35% of their annual salary based on the achievement of financial targets to be determined at the beginning of each fiscal year jointly by the executives and the Board of Directors (or a committee thereof). Employment of the executives is at-will, subject to the termination benefit outlined above, and the term of the agreement is open-ended. The employment of Mr. Summers terminated in November 2004.

               On December 2, 2004 , and in lieu of providing employment agreements that would provide severance payments in the event of termination of employment without cause, the Company granted options to purchase shares of Common Stock at an exercise price of $0.52 per share to each of Mark Belzowski, Michael Linos and Arturo Sida in the amounts of 150,000, 300,000 and 150,000 shares, respectively, which vest over three years. Each of the option awards to Messrs. Belzowski, Linos and Sida contain provisions that provide that (a) upon any termination of these executive officers' employment by the Company unless terminated for cause, the option becomes fully exercisable as of the date of termination whether or not then exercisable (b) in the event that the executive officer elects to terminate his employment with the Company following a material change in the terms and conditions of his employment, such termination shall be deemed a termination by the Company without cause and the option shall become fully exercisable as of the date of such termination whether or not then exercisable and (c) upon the occurrence of certain change of control events as defined in the Company's 2001 Stock Incentive Plan, as amended, the option shall become fully exercisable as of the date the transaction occurs whether or not then exercisable, and the option shall be converted into an option to purchase stock with respect to stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the transaction.

Compensation Committee Report on Executive Compensation

               Prior to July 2004, the Company's Board of Directors functioned as its Compensation Committee; however, the independent directors of the Company met separately to discuss and vote upon employment and compensation matters for executive officers of the Company. From and after July 2004, the Compensation Committee consisted of members Philip Sanderson, Salvatore Tirabassi and Leonard Wanger. The Compensation Committee reviews the compensation and other terms of employment of the executive officers (including the named executive officers) at such times as it deems necessary.

Compensation Policy Applicable to Officers and Key Executives

               The goal of the Compensation Committee is to create compensation packages for officers and key executives which will attract, retain and motivate executive personnel who are capable of achieving the Company's short-term and long-term financial and strategic goals. Compensation packages are designed to combine a mixture of short-term and long-term incentives tied to Company performance as described more particularly below. In exercising its responsibilities, the Compensation Committee seeks to encourage management to achieve the Company's short-term and long-term financial and strategic objectives, including maximizing long-term value for shareholders. Through the implementation of its compensation policies, the Compensation Committee believes it can motivate management to consider the Company's short-term and long-term objectives, such as the Company's financial performance and stock price appreciation, by rewarding the Company's key officers and executives upon achieving such objectives.

Executive Compensation Policies

               Executive compensation at the Company is made up of three elements: (i) base salary, (ii) mandatory and discretionary bonuses (short-term and long-term incentives) and (iii) grants of equity-based compensation (e.g., stock options).

               Base Salary. The base salaries of the executive officers of the Company are determined by the Compensation Committee on the basis of each executive officer's responsibilities, with consideration given to the base salaries of executive officers of comparable companies.

               Mandatory Bonuses. Pursuant to the employment agreements with Messrs. Summers and Kaplan, such executives and the Compensation Committee negotiate specific financial and other short-term performance targets at the beginning of each fiscal year. If the Company meets such targets, the Company is required to pay the executives the corresponding bonus, which may be up to 35% of their base salaries, following the end of the fiscal year. In selecting performance targets for each executive officer, the Compensation Committee attempts to select company financial performance targets that the executive officer could reasonably affect and that, if achieved, would be expected to translate into increased shareholder value. The Compensation Committee believes that having pre-determined bonuses tied to pre-determined short-term performance targets effectively focuses management's efforts on objectives that are aligned with the shareholders of the Company and injects desired objectivity into the compensation process. In respect of the 2004 fiscal year, and based upon their respective achievements in meeting pre-determined financial and other performance criteria established by the Compensation Committee, Mr. Summers was paid a bonus of $72,315, and Mr. Kaplan was paid a bonus of $69,983.

               Discretionary Bonuses. In addition to base salary, the Compensation Committee may also award key officers and executives discretionary bonuses. Discretionary bonuses are intended to reward the Company's key officers and executives for achieving long-term financial and strategic goals. The Compensation Committee considers a variety of factors in determining whether to award discretionary bonuses, including salary levels. If the Compensation Committee determines that additional compensation is appropriate in light of the objectives achieved, it may award discretionary bonuses. In respect of the 2004 fiscal year, and based upon their respective achievements in meeting pre-determined financial and other performance criteria established by the Compensation Committee, Mr. Linos, Mr. Sida and Mr. Belzowski were paid a bonus of $60,000, $27,000 and $43,621, respectively.

               Equity-Based Compensation. In addition to salary and bonus, the Company has adopted the 2001 Stock Incentive Plan, which provides that the long-term compensation of officers and key employees be dependent upon the financial performance of the Company. Under the 2001 Stock Incentive Plan, officers and key employees are eligible to receive awards of stock options, stock appreciation rights, restricted stock and other equity-based rights, although, to date, the Company has granted only stock options. The number of stock options granted to each executive officer is determined by a competitive compensation analysis and each individual's salary and responsibility. The Compensation Committee also considers the number and exercise price of options granted to individuals in the past. All option grants have been made with an exercise price equal to the fair market value of Common Stock on the date of grant of the option.

Compensation of Chief Executive Officer

               In October 2002, based on the subjective impression of the Compensation Committee of the salaries of presidents or chief executive officers of similarly situated early stage technology companies headquartered in Orange County, the progress of the Company to that date and the prospects of the Company at such time, the Compensation Committee approved an employment agreement with Paul Summers, then Chief Executive Officer and President of the Company, pursuant to which he was to receive a base salary of $120,000, subject to automatic increase to $155,000 when the Company met a stated EBITDA target (which was met with respect to the quarter ended September 30, 2003). The employment agreement also provided that Mr. Summers and the Compensation Committee were to negotiate specific financial and other short-term performance targets at the beginning of each fiscal year. If such targets were met, the Company was required to pay Mr. Summers the corresponding bonus, which may have been up to 35% of his base salary, following the end of the fiscal year. In selecting performance targets for Mr. Summers, the Compensation Committee had generally selected revenue and EBITDA targets that, if met, would in the judgment of the Compensation Committee correlate with a significant improvement in the Company's financial performance. In respect of the 2004 fiscal year, and based upon his achievement in meeting selected performance targets established by the Compensation Committee, Mr. Summers was paid a bonus of $72,315. Mr. Summers resigned in November 2004, and the duties of President were assumed by Philip N. Kaplan.

               In October 2002, based on the subjective impression of the Compensation Committee of the salaries of presidents or chief executive officers of similarly situated early stage technology companies headquartered in Orange County, the progress of the Company to that date and the prospects of the Company at such time, the Compensation Committee approved an employment agreement with Philip N. Kaplan, then Chief Operating Officer. Mr. Kaplan became President of the Company in November 2004. Pursuant to such agreement, Mr. Kaplan was to receive a base salary of $120,000, subject to automatic increase to $155,000 when the Company met a stated EBITDA target (which was met with respect to the quarter ended September 30, 2003). The employment agreement also provided that Mr. Kaplan and the Compensation Committee were to negotiate specific financial and other short-term performance targets at the beginning of each fiscal year. If such targets were met, the Company was required to pay Mr. Kaplan the corresponding bonus, which may have been up to 35% of his base salary, following the end of the fiscal year. In selecting performance targets for Mr. Kaplan, the Compensation Committee had generally selected revenue and EBITDA targets that, if met, would in the judgment of the Compensation Committee correlate with a significant improvement in the Company's financial performance. In respect of the 2004 fiscal year, and based upon his achievement in meeting selected performance targets established by the Compensation Committee, Mr. Kaplan was paid a bonus of $69,983.

Submitted by the Compensation Committee

Philip Sanderson
Salvatore Tirabassi
Leonard Wanger

               The information contained in this Compensation Committee Report on Executive Compensation is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Compensation Committee Interlocks And Insider Participation In Compensation Decisions

               The Company's Compensation Committee consists of Philip Sanderson, Salvatore Tirabassi and Leonard Wanger . Prior to the formation of the Compensation Committee in July 2004, all employment and compensation decisions with respect to executive officers were made by the outside directors of the Company, then consisting of Leonard Wanger, Charles Lyons, Salvatore Tirabassi and Raymond L. Ocampo Jr. In addition to evaluating the employment contracts for key employees throughout the year, the Compensation Committee (and prior to July 2004, the outside directors) formally considered compensation issues approximately five times during the 2004 fiscal year in connection with the authorization of grants of options to purchase shares of Common Stock and with the executive employment agreements for Messrs. Summers and Kaplan. Mr. Summers was our President and Chief Executive Officer until November 2004, and a director until December 2004. Mr. Kaplan is our Chief Operating Officer and a director, and since November 2004, our President. None of the other directors is an officer or employee of the Company. Although certain members of the board were executive officers during 2004, none participated in the determination of his own salary or bonus.

Security Ownership of Certain Beneficial Owners and Management

               The table below sets forth information, as of April 15, 2005, as to each person who beneficially owns of record more than 5% of our outstanding Common Stock, and information as to the ownership of our Common Stock by each person serving as a director or named executive officer of the Company as of December 31, 2004, and by all of our directors, director nominees and executive officers as a group. Except as otherwise indicated in the footnotes to this table, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially being owned by them.

	Beneficial Ownership of Common Stock

Name	Ownership Amount and Nature of Beneficial Ownership(1)	Percentage Ownership(2)

Executive Officers and Directors
Philip N. Kaplan(3)	4,105,273(4)	6.74%
Michael F. Linos(3)	1,595,820(5)	2.61%
Arturo Sida(3)	422,380(6)	0.69%
Mark Z. Belzowski(3)	256,784(7)	0.42%
Leonard Wanger(8)	240,390(8)	0.39%
Salvatore Tirabassi(9)	Nil	N/A
Charles Lyons(10)	150,002(10)	0.25%
Raymond Ocampo Jr. (11)	66,667(11)	0.11%
Philip Sanderson(12)	Nil	N/A
All Executive Officers and Directors as a Group (10 Persons)	9,271,785	14.72%
5% Shareholders (Who are not Executive Officers or Directors)
Dolphin Reporting Group(13)	17,596,021 (14)	27.86%
Walden Reporting Group (14)	12,745,718(15)	19.98%

(1)	Ownership numbers include shares of our Common Stock subject to options and warrants that are exercisable within 60 days of April 15, 2005.

(2)

The percentages shown are based on the sum of (a) the 60,824,225 shares of our Common Stock issued and outstanding on April 15, 2005, and (b) the shares of our Common Stock subject to all options and warrants held by the person with respect to whom the calculation is being made (but not any other person) that are exercisable within 60 days of April 15, 2005.

(3)	Business Address is One Jenner, Suite 100, Irvine, CA 92618.

(4)

Represents 4,017,210 shares of our Common Stock, a warrant to purchase 41,667 shares of our Common Stock, all owned by Philip N. Kaplan and 46,396 shares of our Common Stock owned by Stacy Kaplan, the wife of Philip N. Kaplan.

(5)	Represents 1,183,567 shares of our Common Stock, an option to purchase 145,835 shares of our Common Stock, and a warrant to purchase 266,418 shares of our Common Stock, all owned by Michael F. Linos.

(6)	Represents 147,534 shares of our Common Stock, an option to purchase 241,668 shares of our Common Stock, and a warrant to purchase 33,178 shares of our Common Stock, all owned by Arturo Sida.

(7)	Represents 197,526 shares of our Common Stock, and a warrant to purchase 59,258 shares of our Common Stock, all owned by Mark Belzowski.

(8)

Represents 123,723 shares of our Common Stock and an option to purchase 116,667 shares of our Common Stock owned by Mr. Wanger, and 46,396 shares of our Common Stock held in a trust that is beneficially owned by Mr. Wanger. The address of Mr. Wanger is 2 North LaSalle, #400, Chicago, Il, 60602.

(9)	The address of Mr. Tirabassi is c/o Dolphin Equity Partners, 750 Lexington Avenue, 16th Floor, New York, NY, 11201.

(10)	Represents an option to purchase 150,002 shares of our Common Stock. The address of Mr. Lyons is c/o Beacon Pictures, 120 Broadway, Second Floor, Santa Monica, CA, 90401.

(11)	Represents an option to purchase 66,667 shares of our Common Stock. The address of Mr. Ocampo is c/o Samurai Surfer, LLC, 1900 O'Farrell Street, San Mateo, CA 94403.

(12)	The address of Mr. Sanderson is 750 Battery St. 7th Floor, San Francisco, CA 94110.

(13)

Information regarding the Dolphin Reporting Group is based upon the Schedule 13D/A filed by such group on July 15, 2004. According to such report, the group is comprised of Dolphin Communications Fund II, LP, Dolphin Communications Parallel Fund II Netherlands, LP, Dolphin Communications II, LP, Dolphin Communications, LLC and Richard Brekka. The Dolphin Reporting Group represents 15,257,849 shares of our Common Stock and a warrant to purchase 2,338,172 shares of our Common Stock. The address for the Dolphin Reporting Group is 750 Lexington Avenue, New York, NY 10022.

(14)

Information regarding the Walden Reporting Group is based upon the Schedule 13D filed by such group on June14, 2004, and Company records reflecting an adjustment in the purchase price of the securities and an additional issuance of shares based upon such adjustment. According to such report, the group is comprised of Walden VC II, LP and Walden VC, LLC and various individual managers of such fund. Represents 9,876,324 shares of our Common Stock, and a warrant to purchase 2,962,897 shares of our Common Stock owned by Walden. The address for the Walden Reporting Group is 750 Battery St. 7th Floor, San Francisco, CA 94110.

Company Performance Graph

               Set forth below is a graph comparing the cumulative shareholder return on the Common Stock from December 31, 1999 through December 31, 2004 against the cumulative total return for the Russell 2000 Index and a group of peer issuers for the same period. The graph assumes an initial investment of $100.00 with dividends reinvested. The industry peer group consists of Akamai Technologies, Inc., Globix Corporation, Loudeye Corporation and Savvis Communications Corporation.

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04

VITALSTREAM HLDGS. INC	100.00	1.47	1.51	1.95	2.22	2.79
RUSSELL 2000	100.00	96.98	99.39	104.29	116.38	137.71
PEER GROUP	100.00	6.45	1.93	1.39	3.40	3.90

               The information contained in this section is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Section 16(a) Beneficial Ownership Reporting Compliance

               Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that no forms were delinquent or were not filed during the most recent fiscal year or prior years (to the extent not previously disclosed), except as follows: Mark Belzowski, an executive officer of the Company, filed after its due date a Form 3 reporting his initial beneficial ownership of securities upon his becoming an officer of the Company in May 2004; and, each of Michael Linos and Stephen Smith, each an executive officer of the Company, inadvertently failed to file a Form 4 reporting an option grant in August 2004 described below under Grant of Options to Officers, but the Company has been advised that such officers expect to promptly file such reports.

Certain Relationships and Related Transactions

               The following discusses certain transactions between the Company and its officers, directors, director nominees and others that may be deemed to be affiliates.

Grant of Options to Officers

               On May 27, 2004, the Company granted an option to purchase 75, 000 shares of Common Stock at an exercise price of $0.76 to Arturo Sida that vest over three years. On May 16, 2004, the Company granted an option to purchase 300,000 shares of Common Stock at an exercise price of $0.76 to Mark Belozowski that vest over three years. On August 13, 2004 the Company granted options to purchase 25,000 shares of Common Stock at an exercise price of $0.72 per share that vest over three years to each of Michael Linos and Stephen Smith. On December 2, 2004 the Company granted options to purchase 35,000 shares, 300,000 shares, 150,000 shares, 150,000 shares, 20,000 shares and 200,000 shares, respectively, of Common Stock at an exercise price of $0.52 per share that vest over three years to each of Patrick Deane, Michael Linos, Mark Belzowski, Arturo Sida, Stephen Smith and Philip N. Kaplan, respectively.

Grant of Options to Directors

               On January 27, 2003, the Company granted an option to purchase 200,000 shares of Common Stock at an exercise price of $0.26 per share to Charles Lyons. On April 8, 2004, the Company granted an option to purchase 200,000 shares of Common Stock to Raymond L. Ocampo Jr. with a strike price of $1.25 per share, vesting over three years. On May 27, 2004, the Company granted an option to purchase 125,000 shares of Common Stock to Leonard Wanger with a strike price of $0.76 per share, vesting over three years. On March 9, 2005, the Company granted options to purchase 200,000 shares of Common Stock at an exercise price of $0.77 per share to each of Philip Sanderson and Salvatore Tirabassi, vesting over three years.

Certain Other Transactions

               On January 15, 2003, the Company and its wholly-owned subsidiary VitalStream Broadcasting entered into the Amended Epoch Repurchase Agreement with Epoch pursuant to which VitalStream Broadcasting acquired the rights of Epoch Networks and Epoch under their hosting and colocation contracts, related computer equipment, software and licenses, a leasehold interest in a Los Angeles data center and a certificate of deposit for $300,000 from Epoch Holdings (which serves as collateral on an assumed operating lease). As consideration for such assets, the Company paid to Epoch Hosting, Inc. $200,000 in cash and issued an aggregate of 3,848,760 shares of Common Stock. The Dolphin Reporting Group indirectly owns an approximately 95% equity interest in Epoch, and Salvatore Tirabassi, who was elected to the board of directors of the Company on January 9, 2003, is an affiliate of the Dolphin Reporting Group.

               On January 15, 2003, pursuant to an Amended and Restated Convertible Note and Warrant Purchase Agreement, the Dolphin Reporting Group increased to $1.1 million its investment in the Company in exchange for 10% Convertible Promissory Notes with an aggregate principal amount of $1.1 million and warrants to purchase 842,825 shares of Common Stock at an exercise price of $0.34 per share (subsequently reduced to $0.30) during a three year period. The proceeds of the 10% Convertible Promissory Notes were used, in part, to pay the $200,000 cash portion of the purchase price under the Amended Epoch Purchase Agreement and related transaction expenses.

               Pursuant to a Securities Exchange and Purchase Agreement dated September 30, 2003, (the "Exchange Agreement"), the Company and the Dolphin Reporting Group exchanged the $1.1 million in 10% Convertible Promissory Notes issued on or before January 15, 2003 (the "Old Dolphin Notes") for $1.1 million in 7% Convertible Promissory Notes (the "Dolphin Notes") with different terms than the Old Dolphin Notes and amended various agreements and covenants associated with the Old Dolphin Notes. The Dolphin Notes had a maturity date on the earlier to occur of (a) January 15, 2025, or (b) consummation of a change of control transaction meeting certain criteria. Interest accrued on the outstanding principal amount, and accrued interest, under the Dolphin Notes at the rate of 7% per annum and was compounded monthly. Interest on the Dolphin Notes was to accure until January 15, 2006; after that date, interest would not accrue. Approximately $27,000 of accrued but unpaid interest under the Old Dolphin Notes was converted into accrued interest under the Dolphin Notes. Interest was payable in cash at maturity, or in cash or Common stock (at the Company's election) upon conversion of the principal amount of the Dolphin Notes into Common Stock. If a Dolphin Note was to be converted into 2003 Series B Preferred Stock ("Series B Preferred"), the interest would become an accrued dividend. The principal amount of the Dolphin Notes was convertible into Common Stock at a rate of $.19969 per share or into any subsequently issued preferred stock at a rate equal to the sale price of such preferred stock. The Dolphin Notes were also convertible into Series B Preferred at a rate of 1 share per $1,000 principal amount. The terms of the Series B Preferred closely mirror the terms of the Series A Preferred described below, except the conversion rate into Common Stock was the same as that of the Dolphin Notes. The terms of the Dolphin Notes required the holder to convert into Series B Preferred or Common Stock if the Common Stock were to become listed on an exchange or NASDAQ or if, upon conversion, as a result of converting the Dolphin Notes (debt) into Series B Preferred or Common Stock (shareholders' equity), the Common Stock would qualify for listing on an exchange or NASDAQ. The Dolphin Notes were initially not prepayable unless the Company met certain debt/equity ratio and current ratio tests and pays a 10% premium. The Dolphin Notes were prepayable after October 2006 without limitation and without a premium. The Dolphin Notes contained various restrictive covenants related to future operation of the Company and were secured by an Amended and Restated Security Agreement. Pursuant to the Amended and Restated Security Agreement, the Company granted members of the Dolphin Reporting Group a security interest in all of its assets (other than certain accounts receivable) until the earlier to occur of the date the Dolphin Notes were paid in full or the date the security interest the Company granted to Alliance Bank in connection with its accounts receivable financing was terminated. On June 16, 2004, the Dolphin Notes were converted into shares of common stock as described below.

               On September 30, 2003, the Company entered into a Purchase Agreement among the Company, the Dolphin Reporting Group and their affiliates and five members of the Company's executive management team, including current executive officers, Philip N. Kaplan, Michael Linos, Arturo Sida and Stephen Smith. Pursuant to the agreement, concurrently with the note exchange pursuant to the Exchange Agreement, Dolphin purchased $550,000 in shares of 2003 Series A Preferred Stock ("Series A Preferred") and associated warrants at a purchase price of $1,000 per unit, with each unit comprised of one share of Series A Preferred and a warrant (an "Additional Warrant") to purchase 833 1/3 shares of common stock at an exercise price of $0.30 per share during a three-year term. The five members of the Company's executive management team purchased for cash, $350,000 in the Series A Preferred and Additional Warrants on the same terms. Each share of Series A Preferred had a liquidation value of $1,000. Dividends accrued on the liquidation value of the Series A Preferred, and on accrued but unpaid dividends, at the rate of 7% per annum until January 15, 2006; after that date, dividends would not accrue. Dividends were payable when, as and if determined by the Company's Board of Directors, except payment was required in connection with a conversion of the Series A Preferred into common stock (in cash or common stock, at the election of the Company) or redemption (in cash). The liquidation value of each share of Series A Preferred was convertible into common stock at the rate of $0.235 per share, subject to weighted average adjustment for future issuances below conversion price. Shares of Series A Preferred weree redeemable at the option of the Company at any time after September 30, 2009. The Company was required to redeem the Series A Preferred in connection with a change of control transaction. The redemption price of each share of Series A Preferred was the liquidation value plus accrued but unpaid dividends with respect to such share. Shares of Series A Preferred voted with the common stock on an as-converted basis. The shares of Series A Preferred contained various restrictive covenants related to the future operations of the Company. On June 16, 2004, the shares of Series A Preferred were converted into shares of common stock as described below. Salvatore Tirabassi, who was elected to the board of directors of the Company on January 9, 2003, is an affiliate of the Dolphin Reporting Group.

               On June 16, 2004, the Company closed the transaction contemplated by a Purchase Agreement (the "Purchase Agreement") with the Walden Reporting Group, the Dolphin Reporting Group and eleven additional investors, including seven private investment funds and four executive officers of the Company at the time, including Messrs. Belzowski, Linos and Sida. Pursuant to the Purchase Agreement, the Company issued to the investors an aggregate of approximately 18.1 million shares of common stock and 5.4 million warrants to purchase common stock for an aggregate purchase price of $11 million, or $0.6075 per unit of one share and .3 warrants. The warrants have an exercise price of $0.61 per share and expire on June 16, 2009. The warrants also include a call provision requiring the holder of the warrants to exercise the warrants within 10 days of the date, after December 16, 2004, that the closing sales price of the common stock on the principal U.S. trading market for the common stock has equaled or exceeded $1.50 per share (as adjusted for stock splits and dividends, reverse stock splits and the like) for ten consecutive trading days. The investor warrants also include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder are adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction.

               In connection with the Purchase Agreement, the Company and the investors also executed a Registration Rights Agreement pursuant to which the Company agreed to file, by July 16, 2004, a registration statement registering the re-sale of the common stock issued under the Purchase Agreement and issuable upon the exercise of the warrants that were issued under the Purchase Agreement. The investors also become party to a Second Amended and Restated Registration Rights Agreement under which Walden was granted demand registration rights similar to those previously granted to Dolphin and all of the investors were granted piggyback registration rights.

               The Company, the investors and certain key shareholders also executed an Investor Rights Agreement pursuant to which, among other things, the investors and key shareholders agreed to facilitate the election or appointment of a nominee for the board of directors designated by Walden beginning on June 30, 2004, and on such date the board of directors appointed Philip Sanderson, a general partner at Walden VC and an affiliate of the Walden Reporting Group, to fill a new board position.

               Simultaneously with the closing of the transaction described in the Purchase Agreement, the Company, Dolphin and the other holders of the Company's outstanding shares of 2003 Series A Preferred Stock closed the transaction contemplated by a Conversion Agreement (the "Conversion Agreement") among such persons. Pursuant to the Conversion Agreement, Dolphin agreed to convert its $1.1 million in Amended and Restated Convertible Promissory Notes (the "Notes") into common stock in exchange for the Company's agreement to pay in cash all interest on the Notes that has accrued or would have accrued through September 30, 2004 and to pay a conversion premium equal to 14% of the outstanding principal and accrued interest under the Notes. Upon conversion of the Notes, Dolphin was issued an aggregate of 5,516,411 shares of common stock and an aggregate cash payment of $267,131.

               As part of the same transaction, Dolphin and the other holders of 2003 Series A Preferred Stock agreed to convert all outstanding shares of 2003 Series A Preferred Stock into common stock in exchange for the Company's agreement to pay in cash all dividends that have accrued or would have accrued through September 30, 2004 with respect to the 2003 Series A Preferred Stock and to pay a conversion premium equal to 4% of the outstanding liquidation value of the 2003 Series A Preferred Stock. Upon conversion of the 2003 Series A Preferred Stock, the holders were issued an aggregate of 3,829,788 shares of common stock and an aggregate cash payment of $101,061. There are no longer any shares of preferred stock of the Company issued or outstanding.

               Also, upon conversion of the Notes and shares of 2003 Series A Preferred Stock, the restrictive covenants contained therein, as well as Dolphin's security interest in substantially all of the Company's assets, were terminated.

               In addition, pursuant to exhibits to the Purchase Agreement, (a) the warrants to purchase common stock held by Dolphin and the other former holders of 2003 Series A Preferred Stock were amended in order to delete any provisions that would decrease the exercise price, or increase the number of shares subject to the warrant, as a result of future issuances of common stock at a price per share less than the exercise prices of the warrants; (b) the Amended and Restated Investor Rights Agreements dated September 30, 2003 was amended in order to delete Dolphin's preemptive right with respect to any future issuances of preferred stock, and (c) the parties entered into a Second Amended and Restated Registration Rights Agreement under which Walden was granted demand registration rights similar to those previously granted to Dolphin and all of the investors under the Purchase Agreement were granted piggyback registration rights.

               As part of the transactions under the Purchase Agreement, the Dolphin Reporting Group, the Walden Reporting Group and the following current members of the Company's executive management team purchased the following number of units, each consisting of one share of Common Stock and .3 warrants at the price of $.6075 per unit: Dolphin (3,456,713); Walden (9,876,324); Mark Belzowski (197,526); Michael Linos (332,503); and, Arturo Sida (41,151).

Code of Ethics

               The Company has adopted the VitalStream Holdings, Inc. Code of Ethics for Financial Managers, which constitutes a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as defined in Item 406 of Regulation S-K under the Securities Exchange Act of 1934. The Company currently posts and intends to continue to post the Code of Ethics and any amendments to or waivers from the Code Ethics on our website at www.vitalstream.com under "Investor Relations."

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT

OF INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditors

               The Company's independent auditor since May 9, 2002 has been Rose, Snyder & Jacobs, a corporation of certified public accountants ("Rose Snyder"). The Board of Directors has decided to continue the appointment of Rose Snyder as the Company's independent auditors for the fiscal year ended December 31, 2005 and is seeking ratification of such appointment. Representatives of Rose Snyder will not be present at the Annual Meeting and, accordingly, will not be available to respond to questions or have the opportunity to make a statement.

Audit Fees

               The aggregate fees for professional services rendered by Rose Snyder in connection with its audit of the Company's consolidated financial statements, its reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and other services that are normally required in connection with statutory and regulatory filings or audit engagements were $80,500 for the fiscal year ended December 31, 2004 and $63,850 for the fiscal year ended December 31, 2003.

Audit Related Fees

               Except as disclosed under "Audit Fees" above, Rose, Snyder & Jacobs did not provide to the Company any audit-related services during the fiscal years ended December 31, 2004 and December 31, 2003.

Tax Fees

               The aggregate fee for tax related professional services rendered by Rose, Snyder & Jacobs during the fiscal year ended December 31, 2004 was approximately $5,000 and the aggregate fee for tax related professional services rendered by Rose Snyder during the fiscal year ended December 31, 2003 was $1,250.

All Other Fees

               Rose Snyder did not provide to the Company any other services during the fiscal years ended December 31, 2004 and December 31, 2003.

Audit Committee Pre-Approval Policies

               The Audit Committee has not established pre-approval policies and procedures that would permit engagement of accountants to render audit or non-audit services without prior approval of the Board of Directors of the Company. As a result, all engagements of the independent auditors to render audit or non-audit services require pre-approval of the Audit Committee of the Company. No audit, review or attest services were approved in accordance with Section 2-01(c)(7)(i)(C) of Regulation S-X.

               The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Rose Snyder as the Company's independent auditor for the current fiscal year ending December 31, 2005.

PROPOSAL NO. 3 - APPROVAL OF SECOND AMENDED

AND RESTATED 2001 STOCK INCENTIVE PLAN

               At the Annual Meeting, the Company's shareholders are being asked to approve an additional amendment and restatement (the "Second Amended Plan") of the Company's 2001 Stock Incentive Plan (the "2001 Plan") that would have the effect of (a) increasing the maximum number of shares of common stock authorized under the Plan from 8,000,000 to 13,000,000, (b) increasing from 30 days to 90 days the period within which an optionee may exercise options after termination of employment and (c) granting the Board of Directors of the Company the discretion (but not an obligation) to accelerate the exercisability of options so that they are exercisable in full prior to being converted into options to purchase stock of the surviving or acquiring corporation in certain change of control transactions as described in the 2001 Plan.

               The Board of Directors adopted the 2001 Plan in January 2002 (and amended it March 2002), reserving 8,000,000 shares of Common Stock for issuance under the 2001 Plan. The 2001 Plan was approved by the shareholder of the Company in January 2003. The Board of Directors of the Company believes that the availability of stock options and other stock incentives is an important factor in the Company's ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company.

               As of the date of this Proxy Statement, no OTC Bulletin Board, SEC or other federal rules governing the operations of the Company require the Company to obtain shareholder approval of its 2001 Plan or any amendments thereto. Approval of the Plan by shareholders may be required, however, by the securities laws of the State of California. In addition, the Company believes that it is good practice to seek shareholder approval for any stock incentive plan or any material amendments thereto. Accordingly, the Company is seeking the shareholders approval of the Second Amended Plan.

               The closing price of the Company's common stock as reported on the OTC Bulletin Board was $0.61 on April 15, 2005.

Description of the Stock Incentive Plan

               The following summary of the 2001 Plan, as amended and restated by the Second Amended Plan, does not purport to be a complete description of all the provisions of the Second Amended Plan and is qualified in its entirety by reference to the full text of the Second Amended Plan, a copy of which is attached to the copy of this Proxy Statement filed with the Securities and Exchange Commission as Appendix A (but, in order to reduce printing and mailing costs associated with the Proxy Statement, omitted from the copy of the Proxy Statement mailed to shareholders, as permitted by the applicable securities regulations).

               Shares Reserved for Issuance Under the Plan.    The Company has reserved a total of 13 million shares of common stock of the Company for issuance under the Second Amended Plan. The number and kind of shares available for grants under the Second Amended Plan will be adjusted proportionately by the Board of Directors if the outstanding common stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, distribution, reverse stock split, combination of shares, dividend payable in shares, recapitalization or reclassification.

               Types of Awards.    The Second Amended Plan authorizes the Board of Directors to grant non-incentive stock options, stock bonuses, restricted stock and performance-based awards.

               Eligibility.    Grants under the Second Amended Plan may be awarded to selected directors, officers and employees of the Company or any parent or subsidiary of the Company and non-employee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. Although no person is entitled to receive benefits under the Second Amended Plan, currently, all six directors, all five executive officers and all seventy employees of the Company are eligible to participate in the Second Amended Plan if the Board of Directors elects to grant them awards under the Second Amended Plan. In addition, all non-employee agents, consultants, advisors and independent contractors are eligible to participate in the Second Amended Plan.

               Administration.    The Board of Directors administers the Second Amended Plan. Subject to the terms of the Second Amended Plan, the Board of Directors may from time to time adopt and amend rules relating to the administration of the Second Amended Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Second Amended Plan. The Board of Directors may delegate to a committee of the Board of Directors any or all authority for administration of the Second Amended Plan other than the right to amend or terminate the Second Amended Plan.

               Amendment and Termination of the Plan.    The Board of Directors may amend the Second Amended Plan at any time in any respect. Except for the conversion of Incentive Stock Options that exceed the $100,000 Limitation (as defined below) to Non-statutory Stock Options and changes in outstanding options in connection with changes in capital structure and Significant Transactions (as defined below under the heading Merger, Reorganization, Dissolution, Stock Split or Similar Event), no change in an option already granted may be made without the consent of the holder of the option. The Second Amended Plan continues in effect until the earliest to occur of (a) January 28, 2012, (b) the date all shares available for issuance under the Second Amended Plan have been issued and all restrictions on the shares have lapsed, and (c) the date set by the Board of Directors.

               Limitations.    Only employees are eligible to receive Incentive Stock Options. Additionally, if the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan are exercisable for the first time by an employee during any calendar year exceeds $100,000 (the "$100,000 Limitation") the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option.

Description of Stock Options

               Option Terms.    With respect to each option grant, the Board of Directors is authorized to, subject to any restrictions set forth the Second Amended Plan, determine the number of shares subject to the option, the exercise price, the period of the option, and the time or times at which the option may be exercised. At the time of the grant of a stock option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock will automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

               Option Price.    The Board of Directors determine the option exercise price per share at the time of grant. The exercise price per share for Non-statutory Stock Options may not be less than 85% of the fair market value of the common stock on the date of grant. The exercise price for Incentive Stock Options may not be less than 100 percent of the fair market value of the common stock on the date of the grant. If the recipient of a stock option owns at the time of the grant stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, then the exercise price for the stock option may not be less than 110 percent of the fair market value of the common stock on the date of grant.

               Duration of Options.    Options granted under the Second Amended Plan expire on the date fixed by the Board of Directors, subject to the following limitations:

●

any option granted after February 28, 2005 that is designated an Incentive Stock Option (as defined in Section 5 below) granted under the Second Amended Plan shall be deemed to be a Non-Statutory Stock Option if it is exercised prior to the approval of the Second Amended Plan by the shareholders of the Company or if shareholder approval is not obtained before February 28, 2006, and unless a waiver of applicable California regulations is obtained, all options granted under the Second Amended Plan after February 28, 2005 and prior to the approval of the Second Amended Plan by the shareholders of the Company shall automatically terminate if the Second Amended Plan is not approved by the shareholders of the Company on or before February 28, 2006 and, if any such options are exercised prior to February 28, 2006, the exercise shall be subject to an obligation on the part of the option holder to rescind the exercise if the Second Amended Plan is not approved by the shareholders of the Company on or before February 28, 2006.

●	No option may be exercised after the expiration of 10 years from the date it is granted.

●

If the recipient of a stock option owns at the time of grant stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, the expiration date of the option may not be more than five years after the date of grant.

               Exercise of Options.    Stock options may be exercised in amounts and at times determined by the Board of Directors, except that options granted to persons who are not officers, directors or consultants of the Company, its parent or a subsidiary must vest with respect to at least 20% of the subject options each year following the date of grant.

               Except as described under the heading "Termination of Employment, Disability or Death" below or as determined by the Board of Directors, an option may not be exercised unless, when exercised, the optionee is an employee of, or is providing service to, the Company or a parent or subsidiary of the Company and has been continuously so employed or providing service since the date the option was granted. Absence on leave approved by the Company, a parent or subsidiary or on account of illness or disability shall not be deemed a termination or interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

               As a condition to the exercise of options under the Second Amended Plan, the optionee must comply with any requirements specified by the Company for satisfaction of applicable federal, state and local tax withholding requirements, as well as any applicable federal or state securities laws. Compliance with tax withholding requirements may include, without limitation, a requirement that the optionee pay to the Company in cash or by checks amounts necessary to satisfy any applicable tax withholding requirements.

               Early Dispositions of Incentive Stock Options.    If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of common stock acquired on exercise of the Option, the optionee is required to, within 30 days of the sale or disposition, notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

               Termination of Employment, Disability or Death.    Unless otherwise determined by the Board of Directors at any time, if an optionee ceases to be employed by or to provide service to the Company, any parent or subsidiary of the Company for any reason other than death or total disability, the optionee may exercise any option then held at any time prior to the earlier of its expiration date or 90 days following the termination date, but only if and to the extent the option was exercisable as of the termination date. Any portion of an option not exercisable at the date of termination will lapse.

               Unless otherwise determined by the Board of Directors, if the optionee's employment or service terminates because of total disability, the optionee may exercise any option then held at any time prior to the earlier of its expiration date or 12 months after the date of termination, but only to the extent the option was exercisable on the date of termination.

               Unless otherwise determined by the Board of Directors, if an optionee dies while in the employment of or providing services to the Company or any parent or subsidiary of the Company, the option then held may be exercised by the optionee's legal heirs at any time prior to the earlier of its expiration date or 12 months after the date of death, but only if and to the extent the option was exercisable as of the date of death.

               Non-Transferability of Options.    Each stock option granted under the Second Amended Plan by its terms is nonassignable and nontransferable by an optionee, either voluntarily or by operation of law, other than by will or the laws of descent or distribution upon the death of an optionee, by instrument to an intervivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the person establishing the trust or by gift to immediate family. An option may be exercised only by an optionee or, after death, by a successor or representative of an optionee.

               Merger, Reorganization, Dissolution, Stock Split or Similar Event.    In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or the transfer by one or more shareholders, in one transfer or several related transfers, of 50% of more of the Common Stock outstanding on the date of such transfer (or the first of such related transfers) to persons, other than wholly-owned subsidiaries or family trusts, who were not shareholders of the Company prior to the first such transfer (each, a "Significant Transaction"), the Board of Directors is required to, in its sole discretion and to the extent possible under the structure of the Significant Transaction, select one of the following alternatives for treating outstanding options under the Second Amended Plan:

●	Outstanding options shall remain in effect in accordance with their terms; or

●

Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Significant Transaction (with the amount, type of securities subject thereto and exercise price of the converted options being determined by the Board of Directors taking into account the relative values of the companies involved in the Significant Transaction). The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full prior to being converted into options to purchase stock of the surviving or acquiring corporations in the Transaction; or

●

The Board of Directors shall provide a period of 10 days or less before the completion of the Significant Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. (The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.)

               In the event of the dissolution of the Company, options will be treated as provided in the immediately preceding paragraph.

               Stock Bonuses

               The Board of Directors may award shares under the Second Amended Plan as stock bonuses. Shares awarded as a bonus are subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded are required to bear any legends required by the Board of Directors.

               Restricted Stock

               The Board of Directors may issue shares of "restricted stock" under the Second Amended Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares of restricted stock issued under the Second Amended Plan are subject to the terms, conditions and restrictions of the Second Amended Plan and any other terms, conditions and restrictions determined by the Board of Directors. The restrictions may include, subject to any limitations imposed by applicable law, without limitation, restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued.

               Performance-based Awards

               Under the Second Amended Plan, the Board of Directors may grant performance-based awards. These awards are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and regulations thereunder ("Performance-based Awards"). Performance-based Awards are denominated at the time of grant either in common stock of the Company or in dollar amounts. Performance-based Awards may be granted in whole or in part if the Company achieves written objective goals established by the Board of Directors over a designated period of time. Payment of an award earned may be in cash or stock or both as determined by the Board of Directors. In addition to the requirement that participants satisfy certain performance goals, the Board of Directors may impose additional restrictions to payment under a Performance-based Award.

               No participant may receive in any fiscal year stock-based performance awards under which the aggregate amount payable under the awards exceeds the equivalent of 500,000 shares of the common stock of the Company or cash-based performance awards under which the aggregate amount payable exceeds $500,000.

Federal Income Tax Consequences

               The following is a general discussion of certain federal income tax consequences of awards granted under the Plan. The discussion does not describe any tax consequences under the tax laws of any state, locality or foreign jurisdiction. Furthermore, the discussion is based on the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed or modified retroactively so as to result in federal income tax consequences different from those discussed below. The discussion below does not discuss all federal tax consequences that may be relevant to a particular grantee, and is not intended as tax advice. Each grantee should consult his or her individual tax adviser.

               Non-statutory Stock Options

               General.    Provided that the exercise price is equal to or greater than the fair market value of the underlying stock on the date of grant, no income is realized by the grantee of a Non-statutory Stock Option until the option is exercised. When a Non-statutory Stock Option is exercised, the optionee realizes ordinary compensation income, and the Company generally becomes entitled to a deduction, in the amount by which the fair market value of the shares subject to the Non-statutory Stock Option at the time of exercise exceeds the exercise price. With respect to options exercised by certain executive officers, the Company's deduction can in certain circumstances be limited by the $1,000,000 cap on deductibility set forth in Section 162(m) of the Internal Revenue Code. The Company is required to withhold on all amounts treated as ordinary income to optionees. Upon the sale of shares acquired by exercise of a Non-statutory Stock Option, the amount by which the sale proceeds exceed the market value of the shares on the date of exercise will constitute long-term capital gain if the shares are held as capital assets and have been held for more than one year.

               If the exercise price of a Non-statutory Stock Option is less than the fair market value of the underlying stock on the date of grant, the optionee may be subject to immediate adverse tax consequences.

               Exercise Using Previously Acquired Shares.    If an optionee exercises a Non-statutory Stock Option using previously acquired shares (the "exercise shares"), the tax results of the option exercise generally will be as set forth above, except that for purposes of determining the tax consequences upon disposition of the shares acquired upon exercise of the option (the "option shares"), the option shares will be divided into two groups. The first group, consisting of the number of option shares equal to the number of exercise shares, will have a tax basis equal to the tax basis of the exercise shares immediately before the exercise of the option. The second group, consisting of the balance of the option shares, will have a tax basis equal to the market value of the shares on the date of exercise of the option. The gain upon disposition of option shares will be the excess of the sales proceeds over the tax basis of the shares. If the exercise shares were acquired on exercise of an Incentive Stock Option, the option shares in the first group generally will be treated for tax purposes as if they were acquired at the same time as the exercise shares. The use of shares previously acquired on exercise of an Incentive Stock Option to exercise a Non-statutory Stock Option will not be treated as an early disposition of the exercise shares even though the applicable holding periods have not been satisfied. Before exercising a Non-statutory Stock Option using exercise shares, optionees should consult their individual tax advisers.

               Incentive Stock Options

               General.    No income will be recognized by an optionee upon either grant or exercise of an Incentive Stock Option. The amount by which the market value of shares issued upon exercise of an Incentive Stock Option exceeds the exercise price, however, is included in the optionee's alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If the optionee holds shares acquired upon exercise of an Incentive Stock Option for two years after the date of grant and one year after the date of exercise (the "holding periods"), and if the optionee has been an employee of the Company (or of any parent or subsidiary of the Company) at all times from the date of grant to the date three months before exercise, then any gain realized by the optionee upon sale or exchange of the shares generally will be long-term capital gain and any loss generally will be long-term capital loss.

               Generally, if an optionee disposes of shares acquired upon exercise of an Incentive Stock Option within the holding periods and all requirements other than the holding period rules are met (an "early disposition"), the optionee generally will recognize ordinary compensation income for the year of disposition equal to the lesser of (i) the excess of the market value of the shares on the date of exercise over the exercise price or (ii) the excess of the amount realized on disposition of the shares over the exercise price. The remainder of the gain realized upon the early disposition, if any, generally will be short-term or long-term capital gain. If shares acquired upon exercise of an Incentive Stock Option are disposed of in an early disposition, the Company generally will be entitled to a deduction in the year of disposition equal to the amount of ordinary compensation income recognized by the optionee. With respect to shares purchased by certain executive officers, the Company's deduction can, in certain circumstances, be limited by the $1,000,000 cap on deductibility under Section 162(m) of the Internal Revenue Code.

               Exercise Using Previously Acquired Shares.    If an optionee exercises an Incentive Stock Option using exercise shares to acquire new option shares, the tax results generally will be as set forth above with the following exceptions. If the exercise shares were acquired on exercise of an Incentive Stock Option and the applicable holding periods have not been satisfied with respect to the exercise shares, the optionee will be treated as having made an early disposition of the exercise shares and accordingly will have ordinary compensation income for the year of disposition as discussed above.

               In addition, regulations proposed by the Internal Revenue Service divide the option shares into two groups for purposes of determining the tax consequences upon their disposition. The first group, consisting of the number of option shares equal to the number of exercise shares, will have a tax basis equal to the tax basis of the exercise shares immediately before exercise of the option, increased by any amount recognized as ordinary compensation income on the disposition of the exercise shares. The second group, consisting of the balance of the option shares, will have a tax basis of zero. The gain upon disposition of option shares will be the excess of the sales proceeds over the tax basis of the shares. If the exercise shares were acquired on exercise of an Incentive Stock Option and the applicable holding periods had been satisfied with respect to the exercise shares, the option shares in the first group generally will be treated for tax purposes as if acquired at the same time as the exercise shares. Only shares in the second group will effectively be subject to the Incentive Stock Option holding periods, and on an early disposition of those shares an amount equal to their market value on the date of exercise will be treated as ordinary compensation income. The disposition of any option share, however, will be treated as the disposition of a share in the second group until either all of the shares in the second group have been disposed of or the holding periods have been satisfied. Before exercising an Incentive Stock Option using exercise shares, optionees should consult their individual tax advisers.

               Stock Bonuses.

               A stock bonus will generally result in compensation income for the recipient equal to the fair market value of the stock granted on the date it is granted. When the recipient sells the stock obtained as a stock bonus, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis. The recipient's basis will be any income previously recognized with respect to the stock.

               Restricted Stock.

               No income is recognized by a recipient of restricted stock upon the grant of the stock, unless the recipient elects within 30 days (pursuant to section 83(b) of the Internal Revenue Code) to recognize income at the time the recipient receives the stock. If the recipient makes the section 83(b) election, the recipient may not deduct amounts subsequently returned to the Company. If the recipient does not make the section 83(b) election, the recipient will generally recognize ordinary income and be subject to reporting and withholding requirements when the restrictions on the stock are removed. The income recognized by the recipient will be the fair market value of the restricted stock on the date the restrictions are removed less any amount paid for the shares. When the recipient sells the restricted stock, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis. The recipient's basis will be what the recipient paid for the restricted stock plus any income previously recognized.

               Performance-based Awards.

               No income is recognized by a recipient of a performance-based award upon the grant of the award. The recipient will generally recognize ordinary income and be subject to reporting and withholding requirements when the performance criteria established in the award are achieved. If payment of the award is in cash, the income recognized will be the amount of cash receivable by the recipient on the date the performance criteria is achieved less any amount paid for the shares. If payment of the award is in the form of stock, the income recognized will be the fair market value of the stock on the date the performance criteria are achieved less any amount paid for the shares. If payment of the award is in the form of stock, when the recipient sells the stock, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis in the stock. The recipient's basis will be what the recipient paid for the restricted stock plus any income previously recognized.

Restrictions on Transferability of Options and Shares

               Non-Transferability of Options

               The Company is under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act") of any shares of common stock to be issued under the Second Amended Plan or to effect similar compliance under any state laws; provided, however, the Company has filed a registration statement on Form S-8 with respect to the 2001 Plan and expects to promptly file a registration statement with respect to the Second Amended Plan. The Company is not obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Second Amended Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of any governmental authority and the requirements of any securities exchange on which shares of common stock are traded. The Company may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the Second Amended Plan, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends as the Company, in its sole discretion, deems necessary or desirable.

Securities Authorized for Issuance Under Equity Compensation Plans

               Set forth below is certain information about the number of shares of our common stock subject to options, warrants and other rights granted, or that may be granted, under our compensation plans as of December 31, 2004.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,449,374(1)	$0.51	362,323(2)

Equity compensation plans not approved by security holders	None	None	None

Total	5,449,374	$0.51	362,323

(1)

Represents shares of common stock of VitalStream Holdings, Inc. that are issuable upon the exercise of outstanding options granted under our 2001 Stock Incentive Plan (the "Option Plan") and does not include options previously granted under the Option Plan and exercised.

(2)	Represents shares of common stock of VitalStream Holdings available for future grant under the Option Plan as of December 31, 2004.

               The Board of Directors recommends a vote FOR the approval of the Second Amended and Restated 2001 Stock Incentive Plan.

OTHER MATTERS

               As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

               Under governing SEC rules, any proposal submitted by a shareholder for action at the Company's 2006 Annual Meeting of shareholders must be submitted in a letter to the Secretary of the Company and received by the Company by January 31, 2006 in order for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting. The proposal must be in the form required by, and will be subject to the other requirements of, the applicable rules of the SEC.

               Pursuant to rules adopted by the SEC, if a shareholder intends to propose any matter for a vote at the Meeting but failed to notify the Corporation of such intention prior to April 15, 2006, then a proxy solicited by the Board may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

               With respect to proposals submitted by a stockholder other than for inclusion in the Company's proxy statement and form of proxy for the 2006 Annual Meeting, under governing SEC rules, notice of any such proposal must be submitted in a letter to the Secretary of the Company and received by the Company not less than 60 days prior to the 2006 Annual Meeting to be timely; provided, however, that in the event public announcement of the date of the 2006 Annual Meeting is not made at least 75 days prior to the date of the 2006 Annual Meeting, such notice must be received not later than 10 days following the day on which public announcement is first made of the date of the 2006 Annual Meeting. The notice must be in the form required by, and will be subject to the other requirements of, the Bylaws of the Company and SEC rules.

               In addition to the requirements of governing SEC rules set forth above, under the Bylaws of the Company, in order for any proposals submitted by a shareholder with respect to any annual meeting, notice of such proposal must be submitted in a letter to the Secretary of the Company and received by the Company not less than 30 days prior to the applicable annual meeting to be timely; provided, however, that in the event less than 40 days' notice of the date of the meeting is given, to be timely, a shareholders notice shall be receive no later than the close of business on the 10th day following the date on which the notice of annual meeting was mailed. The notice must be in the form required by, and will be subject to the other requirements of, the Bylaws of the Company. Any shareholder proposal not submitted in accordance with the Bylaws or deemed in appropriate or untimely by the Company in accordance with governing SEC rules shall be excluded from consideration at the respective annual meeting.

ADDITIONAL INFORMATION

               The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested and payment is made for actual reproduction costs of such exhibits). Written requests for such information should be directed to Arturo Sida at One Jenner, Suite 100, Irvine, California 92618, phone number: (949) 743-2000.

Appendix A

VITALSTREAM HOLDINGS, INC.
2001 STOCK INCENTIVE PLAN
(Second Amended and Restated)

          1.           Purpose.  The purpose of this 2001 Incentive Stock Plan (Amended and Restated) (the "Plan") is to enable VitalStream Holdings, Inc. (the "Company") to attract and retain the services of (i) selected employees, officers and directors of the Company or any parent or subsidiary of the Company and (ii) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (an "Employer") that is the Company or any parent or subsidiary of the Company.

          2.           Shares Subject to the Plan.  Subject to adjustment as provided below and in Section 10, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall be 13,000,000 shares; provided, however, the total number of securities issuable upon exercise of all outstanding awards and the total number of shares subject to any other bonus or similar plan or agreement of the Company shall not exceed a number of securities which is equal to 30 percent of the then outstanding securities of the Company, with convertible preferred or convertible senior common shares of stock counted on an as if converted basis, unless a percentage higher than 30 percent is approved by at least two-thirds of the outstanding securities entitled to vote. If an option or Performance-based Award (as defined below) granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option or Performance-based Award shall again be available under the Plan. If shares awarded as a bonus pursuant to Section 7 or sold pursuant to Section 8 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

          3.           Effective Date and Duration of Plan.

                    3.1          Effective Date.  The initial 2001 Stock Incentive Plan became effective as of January 28, 2002 (the "Initial Effective Date"), the 2001 Stock Incentive Plan (Amended and Restated) became effective on March 15, 2002 (the "First Amended Effective Date") and the 2001 Stock Incentive Plan (Second Amended and Restated) became effective on February 28, 2005 (the "Second Amended Effective Date"). Any awards may be granted and shares may issued with respect to such awards at any time after the Initial Effective Date and before termination of the Plan. Notwithstanding the foregoing, (a) no payments shall be made under a Performance-based Award unless and until the Plan is approved by the shareholders of the Company, and (b) any option granted after the Second Amended Effective Date that is designated an Incentive Stock Option (as defined in Section 5 below) granted under the Plan shall be deemed to be a Non-Statutory Stock Option if it is exercised prior to the approval of the 2001 Stock Incentive Plan (Second Amended and Restated) by the shareholders of the Company or if shareholder approval is not obtained before February 28, 2006., and (c) unless a waiver of California Code of Regulations Rule 260.140.41(i) is obtained from the Securities Regulation Division of the State of California, all options granted under the Plan after the Second Amended Effective Date and prior to the approval of the 2001 Stock Incentive Plan (Second Amended and Restated) by the shareholders of the Company shall automatically terminate if the 2001 Stock Incentive Plan (Second Amended and Restated) is not approved by the shareholders of the Company on or before February 28, 2006 and, if any such options are exercised prior to February 28, 2006, the exercise shall be subject to an obligation on the part of the option holder to rescind the exercise if the 2001 Stock Incentive Plan (Second Amended and Restated) is not approved by the shareholders of the Company on or before February 28, 2006. All agreements reflecting the grant of Performance-based Awards or options shall contain provisions reflecting the limitations set forth in this paragraph to the extent applicable.

                    3.2          Duration.  The Plan shall continue in effect until the earliest to occur of (a) January 28, 2012, (b) the date all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed, and (c) the date set by the Board of Directors. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, Performance-based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, Performance-based Awards, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

          4.           Administration.

                    4.1          Board of Directors.  The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

                    4.2          Committee.  The Board of Directors may delegate to any committee of the Board of Directors (the "Committee") any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) only the Board of Directors may amend or terminate the Plan as provided in Sections 3, 10 and 11.

          5.           Types of Awards; Eligibility; Limitations.  The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant options that are Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"); (ii) grant options that are not Incentive Stock Options ("Non-Statutory Stock Options"); (iii) award stock bonuses as provided in Section 7; (iv) issue shares subject to restrictions as provided in Section 8; and (v) award Performance-based Awards as provided in Section 9. Awards may be made to employees, including employees who are officers or directors, and to other individuals described in Section 1 selected by the Board of Directors; provided, however, only employees of the Company or any parent or subsidiary of the Company (as defined in Sections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award.

          6.           Option Grants.

                    6.1          General Rules Relating to Options.

                              6.1-1          Terms of Grant.  The Board of Directors may grant options under the Plan. Subject to the provisions of subsections (a), (b) and (c) of this Section 6.1-1, from which the Board of Directors is not authorized to deviate with respect to options granted after the Amended Effective Date, with respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

Notwithstanding the foregoing, the following limitations shall apply to all options granted after the Amended Effective Date:

                                        6.1-1(a)           Limitations on Grants to 10 Percent Shareholders. An option may be granted to a person possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the exercise price is at least 110 percent of the fair market value of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted. Unless otherwise specified, for purposes of any award granted under the Plan, the fair market value of the Common Stock shall be the closing price of the Common Stock last reported before the time the award is granted (or the time as of which the determination must be made), if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

                                        6.1-1(b)           Duration of Options. Subject to Sections 6.1-2, 6.1-4 and 6.1-1(a), options shall continue in effect for the period fixed by the Board of Directors, which period shall be no more than 10 years from the date the option is granted.

                                        6.1-1(c)           Exercise Price. The exercise price of an option shall not be less than 85% of the fair market value of the Common Stock covered by the option at the date the option is granted.

                                        6.1-1(d)           Nontransferability. Each option granted after the Amended Effective Date by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will, by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, by instrument to an intervivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to "immediate family" as that term is defined in 17 CFR 240.16a-1(e).

                    6.1-2          Exercise of Options. Except as provided in Section 6.1-4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of an Employer and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6.1-4 and 10 and in this paragraph, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors; provided, however the vesting schedule for any options granted to a person who is not an officer, director or consultant of the Company, its parent or one of its subsidiaries shall provide that no fewer than 20% of the options subject to such option become exercisable each year following the grant (so that the option vests in full no later than 5 years after the grant date). Options may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

                    6.1-3           [intentionally left blank]

                    6.1-4          Termination of Employment or Service.

                                        6.1-4(a)           General Rule. Unless the Board of Directors determines to extend the period of exercise for an option (either at or following the grant date), if an optionee's employment or service with the Employer terminates for any reason other than because of total disability or death as provided in Sections 6.1-4(b) and (c), his or her option may be exercised at any time before the expiration date of the option or the expiration of 90 days after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.

                                        6.1-4(b)           Termination Because of Total Disability. Unless the Board of Directors determines to extend the period of exercise for an option (either at or following the grant date) if an optionee's employment or service with the Employer terminates because of total disability, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination. The term "total disability" means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the optionee to be unable to perform his or her duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

                                        6.1-4(c)           Termination Because of Death. Unless the Board of Directors determines to extend the period of exercise for an option, (either at or following the grant date), if an optionee dies while employed by or providing service to an Employer, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                                        6.1-4(d)           Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

                                        6.1-4(e)           Failure to Exercise Option. To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

                                        6.1-4(f)           Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

                    6.1-5          Purchase of Shares.

                                        6.1-5(a) Notice of Exercise. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company's receipt of written notice from the optionee of the optionee's binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933 and/or governing state securities laws, containing a representation that it is the optionee's intention to acquire the shares for investment and not with a view to distribution.

                                        6.1-5(b)           Payment. Unless the Board of Directors determines otherwise (either at or following the grant date), on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Unless otherwise determined by the Board of Directors (either at or following the grant date), any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

                                        6.1-5(c)           Tax Withholding. Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount, in cash or by check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

                                        6.1-5(d)           Reduction of Reserved Shares. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option (less the number of any shares surrendered in payment for the exercise price or withheld to satisfy withholding requirements).

                              6.1-6          Limitations on Grants to Non-Exempt Employees. Unless otherwise determined by the Board of Directors (either at or following the grant date), if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the "FLSA"), any option granted to that employee shall be subject to the following restrictions: (i) the exercise price shall be at least 85 percent of the fair market value of the Common Stock subject to the option on the date it is granted; and (ii) the option shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

                    6.2          Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

                              6.2-1          Limitation on Amount of Grants. If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee's exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

                              6.2-2          Exercise price. The exercise price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted.

                              6.2-3          Early Dispositions. If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

                              6.2-4.           Nontransferability. Each Incentive Stock Option shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and during the optionee's lifetime, shall be exercisable only by the optionee.

          7.           Stock Bonuses. Subject to any restrictions imposed by applicable law, the Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may, subject to any limitations imposed by applicable law (including California Code of Regulations Rule 260.140.41) include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

          8.           Restricted Stock.

                    8.1          General Rules. Subject to any restrictions imposed by applicable law and the Plan, the Board of Directors may issue shares under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions of the Plan and any other terms, conditions and restrictions determined by the Board of Directors. The restrictions may include, subject to any limitations imposed by applicable law (including California Code of Regulations Rule 260.140.41), without limitation, restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued.

                    8.2          Pricing Limitations. The purchase price for any shares issued under this Section 8 shall be at least 85% of the fair market value of the Common Stock on the date the purchase agreement is signed. The purchase price for any shares issued under this Section 8 to any person possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary shall be at least 100% of the fair market value of the Common Stock on the date the purchase agreement is signed.

                    8.2          Purchase Agreement and Legends. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors.

                    8.3          Transferability. The rights of any purchaser of shares under this Section 8 shall be nonassignable and nontransferable, either voluntarily or by operation of law, except by will, by the laws of descent and distribution of the state or country of such person's at the time of death.

                    8.4          Tax Withholding. The Company may require any purchaser of restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

          9.           Performance-based Awards. To the extent counsel for the Company determines that the applicable grants qualify, the Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Common Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock ("Performance Shares"), or in cash or in any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

                    9.1          Award Period. The Board of Directors shall determine the period of time for which a Performance-based Award is made (the "Award Period").

                    9.2          Performance Goals and Payment. The Board of Directors shall establish in writing objectives ("Performance Goals") that must be met by the Company or any subsidiary, division or other unit of the Company ("Business Unit") during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 9.4). The Board of Directors may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

                    9.3          Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of

Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.

                    9.4          Maximum Awards. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the awards exceeds the equivalent of 500,000 shares of Common Stock or Dollar Performance awards under which the aggregate amount payable under the awards exceeds $500,000.

                    9.5          Tax Withholding. With respect to Dollar Performance Awards, the Company or the Employer may withhold any amounts necessary to satisfy any applicable federal, state or local tax withholding requirements from the Dollar Performance Award. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation with respect to Performance Shares, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

                    9.6          Effect on Shares Available. The payment of a Performance-based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award, less the number of shares delivered or withheld to satisfy withholding obligations.

          10.           Changes in Capital Structure.

                    10.1          Stock Splits, Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, distribution, reverse stock split, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options or other awards, or portions thereof then unexercised, shall relate, so that the holder's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

                    10.2          Mergers, Reorganizations, Etc. For purposes of this Section, a "Transaction" shall mean (a) a transaction (or a related series of transactions not in the ordinary course of business) in which a majority of the assets or business of the Company is transferred, by merger, lease, sale, consolidation, plan of exchange, split-up, split-off, spin-off, reorganization, liquidation or other transfer, to a person or entity that is not a parent of the Company, a wholly-owned subsidiary of the Company or an other entity in which the shareholders of the Company immediately prior to such transaction (or the first of a series of related transaction) receive in the transaction on a pro rata basis and own immediately after the transaction (or the last of a series of related transactions) a majority of the issued and outstanding shares of capital stock, or (b) a transfer by one or more shareholders, in one transfer or several related transfers (such as in response to a tender offer or in a collectively negotiated sale), of 50% or more of the Common Stock outstanding on the date of such transfer (or the first of such related transfers) to persons, other than wholly-owned subsidiaries or family trusts, who were not shareholders of the Company prior to the first such transfer.

In the event of a Transaction, the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options and other awards under the Plan prior to the consummation of the Transaction:

                              10.2-1 Outstanding options and other awards shall remain in effect in accordance with their terms.

                              10.2-2 Outstanding options and other awards shall be converted into options to purchase stock or awards with respect to stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options or other awards shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted options or other awards shall be vested only to the extent that the vesting requirements relating to options or other awards granted hereunder have been satisfied. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full prior to being converted into options to purchase stock of the surviving or acquiring corporations in the Transaction.

                              10.2-3 With respect to options, the Board of Directors shall provide a period of at least 10 days before the completion of the Transaction during which outstanding options may be exercised, to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.

                              10.2-4 With respect to awards other than options, the Board of Directors may, in its sole discretion and subject to applicable law, terminate or waive the application of all forfeiture provisions, performance thresholds and similar restrictions at any time prior to the consummation of the Transaction.

                    10.3          Dissolution of the Company. In the event of the dissolution of the Company, options and other awards shall be treated in accordance with Section 10.2-3.

                    10.4          Rights Issued by Another Corporation. The Board of Directors may also grant options and stock bonuses and Performance-based Awards and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock bonuses, Performance-based Awards and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

          11.           Amendment of the Plan. The Board of Directors may at any time modify or amend the Plan in any respect (except that the Board of Directors may not make any amendment that would cause the Plan to cease to comply with governing law). Except as provided in Section 10, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

          12.           Approvals. The Company's obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws. Unless the Company determines, with advice of counsel that such legend is not necessary, certificates representing all shares of Common Stock issued in connection with the Plan will contain a legend indicating that such shares of Common Stock are "restricted securities," as defined under Rule 144 promulgated under the Securities Act of 1933, as amended, and that such shares may not be transferred unless such transfer is registered under the Securities Act and governing state securities laws or exempt from the registration requirements of the same.

          13.           Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer's right to terminate the employee's employment at will at any time, for any reason, with or without cause, or to decrease the employee's compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

          14.           Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

          15.           Right to Receive Financial Statements. A holder of any award granted under the Plan shall be entitled to receive financial statements of the Company at least annually until the expiration or full exercise of such award.

          The undersigned, who is the duly elected Chief Operating Officer of the Company, hereby certifies that, (a) this Company's 2001 Stock Incentive Plan was approved by the Board of Directors of the Company and became effective on the Initial Effective Date, (b) the Company's 2001 Stock Incentive Plan (Amended and Restated) was approved by the Board of Directors of the Company on the First Amended Effective Date and was approved by the shareholders of the Company on January 3, 2003, and (c) the Company's 2001 Stock Incentive Plan (Second Amended and Restated) was approved by the Board of Directors of the Company and became effective on the Second Amended Effective Date. The Board of Directors has directed the Company to submit the Company's 2001 Stock Incentive Plan (Second Amended and Restated) to the shareholders for approval on or before February 28, 2006.

VITALSTREAM HOLDINGS, INC.

By:	/s/ Philip N. Kaplan

Philip N. Kaplan Chief Operating Office

PROXY
VitalStream Holdings, Inc.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Philip Kaplan and Philip Sanderson, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of VitalStream Holdings, Inc., a Nevada corporation (the "Company"), held of record by the undersigned on May 26, 2005, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at VitalStream's corporate office located at One Jenner, Suite 100, Irvine, California 92618, on Thursday, June 30, 2005, at 10:00 a.m. PDT, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.      ELECTION OF DIRECTORS, each to serve until the 2008 annual meeting of shareholders of the Company and until their respective successors shall have been duly elected and shall qualify.
☐	FOR all nominees listed below (except as marked to the contrary).
☐	WITHOUT AUTHORITY to vote for the nominee listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
CHARLES LYONS	SALVATORE TIRABASSI

2.      PROPOSAL TO RATIFY the appointment of Rose, Snyder & Jacobs as independent auditors of the Company for the fiscal year ending December 31, 2005.
☐	FOR	☐	AGAINST	☐	ABSTAIN

3.      PROPOSAL TO APPROVE the Company's Second Amended and Restated 2001 Stock Incentive Plan.
☐	FOR	☐	AGAINST	☐	ABSTAIN

4.      In their discretion, the proxies are authorized to vote upon matters incident to the conduct of the Annual Meeting.

THIS PROXY APPLIES TO ALL SHARES OF COMMON STOCK HELD BY THE UNDERSIGNED SHAREHOLDER. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE, FOR THE RATIFICATION OF THE APPOINTMENT OF ROSE, SNYDER & JACOBS AS INDEPENDENT AUDITORS OF THE COMPANY AND FOR APPROVAL OF THE COMPANY'S SECOND AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN.

Please complete, sign and date this proxy where indicated and return it promptly to VitalStream Holdings, Inc., One Jenner, Suite 100, Irvine, California, 92618, Attn: Corporate Secretary.
DATED:	,2005

Signature		Signature if held jointly

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)